SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 19, 2002

                         Concurrent Computer Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                    0-13150
                                    -------
                            (Commission File Number)

                                   04-2735766
                                   ----------
                      (IRS Employer Identification Number)


                 4375 River Green Parkway, Duluth, Georgia 30096
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (678) 258-4000


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On June 17, 2002, Steve Necessary joined Concurrent Computer Corporation as president of the Xstreme Division. Since Jack A. Bryant assumed the position of president and chief executive officer of Concurrent in October 2000, he has been the acting president of the Xstreme Division. Mr. Bryant will continue to serve as Concurrent's president and chief executive officer.

     Prior to joining Concurrent, Mr. Necessary was the president, chief executive officer, and a director of PowerTV, Inc, a software subsidiary of Scientific-Atlanta, from January 2000 to June 2002. From April 1998 to January 2000, Mr. Necessary was a corporate vice president and vice president of marketing at Scientific-Atlanta. From October 1995 to April 1998 and from June 1982 to February 1991, Mr. Necessary held a number of other positions with Scientific-Atlanta, including vice president and general manager of analog video systems, where he was responsible for the operational P&L, product planning, engineering, and marketing for advanced analog set-tops. From February 1991 to October 1995, Mr. Necessary was with ANTEC Corporation, a communications technology company that specializes in hybrid-fiber-coax-based networks, where his final position was president of the products group. Mr. Necessary was a team manager for Procter & Gamble from June 1978 to August 1980.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  June 19, 2002.

                                   CONCURRENT COMPUTER CORPORATION



                                   By:  /s/ Steven R. Norton
                                      -----------------------------
                                      Steven R. Norton
                                      Executive Vice President, Chief Financial
                                         Officer and Secretary


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